UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2026

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 North Chapel Ridge Rd., Suite 200
Lehi, Utah	84048
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01 Notice of Delisting or Failure to Satisfy Listing Rules

As previously disclosed, on May 5, 2026, Purple Innovation, Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as notified by Nasdaq on November 5, 2025, the bid price of the Company’s listed security had closed at less than $1 per share over the previous 30 consecutive business days, and, as a result, did not comply with Listing Rule 5450(a)(1) (the “Rule”). On June 11, the Company presented to the Nasdaq Hearings Panel (the “Panel”) its plan to regain compliance, which had the effect of staying any suspension or delisting action pending the Panel’s decision.

On July 20, 2026, the Company received a written decision (the "Decision") from the Panel noting the Panel’s determination to grant the Company's request for continued listing on Nasdaq, subject to the condition that, on or before July 31, 2026, the Company demonstrate compliance with the Rule by evidencing a closing bid price of at least $1.00 per share for a minimum of ten (10) consecutive trading days.

In connection with its compliance plan presented to the Panel, the Company's stockholders approved a reverse stock split (the “Reverse Stock Split”) of the Company's common stock at a ratio to be determined by the Company's Board of Directors within a range of 1-for-10 to 1-for-30. The Board subsequently fixed the final ratio of the Reverse Stock Split at 1-for-25. The Reverse Stock Split became effective prior to the opening of trading on July 20, 2026. The Company's common stock opened trading on a split-adjusted basis on Nasdaq on July 20, 2026 at $7.12 per share.

The Decision provides that the Panel reserves the right to reconsider the terms of the exception based on any event, condition, or circumstance that develops that would, in the Panel's opinion, make continued listing of the Company's securities inadvisable or unwarranted. The Company is required to provide prompt notification to Nasdaq of any significant events occurring during the exception period that may affect its compliance with Nasdaq's requirements. Any compliance documentation submitted by the Company will be subject to review by the Panel, which may request additional information before determining that the Company has satisfied the terms of the exception.

There can be no assurance that the Company will regain compliance with the Bid Price Rule within the time period specified by the Panel, that the Panel will not exercise its discretion to reconsider or modify the terms of the exception, or that the Company's common stock will remain listed on Nasdaq. If the Company does not regain compliance within the required time period, or if the Panel otherwise determines the Company has not satisfied the terms of the Decision, the Company's common stock would become subject to delisting from Nasdaq, subject to the Company's right to request review by the Nasdaq Listing and Hearing Review Council.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2026	PURPLE INNOVATION, INC.

	By:	/s/ Robert G. Lucian
Robert G. Lucian
Chief Financial Officer

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